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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2003
                                                 ----------------

                                Score One, Inc.
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             (Exact name of registrant as specified in its chapter)

         NV                       0-26717                 880409164
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(State or Other             (Commission File          (IRS Employer
Jurisdiction of                  Number)           Identification No.)
Incorporation)


Unit 2, 33/F, Cable TV Tower, 9 Hoi Shing Road, Tsuen Wan, Hong Kong
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code 011-852-2406-8978
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          (Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrant.

Ho Wing Cheong resigned as Chairman of the Board of Directors of the Company as well as a director of Advanced Technology Holdings, Inc., a wholly-owned subsidiary, and Fu Cheong International Holdings Limited, a 58%-hold subsidiary of Advanced Technology Holdings, Inc. Kwok Shuk Wah also resigned as a director of the Company.

Item 2.   Acquisition or Disposition of Assets.

The November 2002 transaction with Good Step Limited has been rescinded. Pursuant to an exchange agreement dated as of November 1, 2002, the Company had acquired 1,000 ordinary shares of Good Step, constituting all of its issued and outstanding shares, from shareholders of Good Step, in exchange for 57,000 shares of Series B Non-Voting Convertible Preferred Stock after six months, plus cash again after six months.

The plans and purposes for which the parties entered into the exchange agreement had not been realized and both parties mutually desired to rescind the transaction, to return the consideration given and received in the transaction and to release the other party from any obligation or liability arising out of the exchange agreement. The rescission transaction closed on March 25, 2003.

Also as of March 25, 2003, the Board of Directors determined to dispose of both Advanced Technology Holdings Limited, a wholly-owned subsidiary, and Fu Cheong International Holdings Limited, a 58%-held subsidiary of Advanced Technology, by transferring to I.World Limited, the 82% shareholder of the Company, all of Advanced Technology securities held by the Company in exchange for all of the securities of the Company held by I.World (for cancellation). The exchange transaction closed as of March 25, 2003.

See Item 5, below, for disclosure about financial information reflecting the rescission of the Good Step transaction and the disposition of Advanced Technology (and Fu Cheong).

The Board of Directors believes that the rescission of the Good Step transaction and the disposition of Advanced Technology (and Fu Cheong) provides the Company with greater flexibility in pursuing new business opportunities to enhance shareholder value. Although the Company has not entered into any agreement or contract or understanding for any acquisition, it is engaged in preliminary, exploratory discussions with several entities.


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Item 5. Other Events and Required FD Disclosure

The Company contemplates that the rescission of the Good Step transaction and the disposition of Advanced Technology (and Fu Cheong) will be reflected in the financial statements included in its annual report on Form 10-KSB for the fiscal year ended December 31, 2002. However, the Company anticipates that its annual report will not be filed until well after March 31, 2003, the due date, because of delays experienced in engaging new auditors and the reluctance of U.S.-based auditors to travel to Hong Kong to complete the audit during the current SARS (Severe Acute Respiratory Syndrome) epidemic. Accordingly, the Company cannot predict with any certainty when new auditors will be engaged or when the audit for fiscal year 2002 will be completed.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a), (b) See Item 5, above, for disclosure about financial statements and pro forma financial information about the rescission of the Good Step transaction and the disposition of Advanced Technology (and Fu Cheong).

(c) Exhibits

Exhibit 10.1   Rescission Agreement between Score One, Inc. and Good Step
               Limited

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SCORE ONE, INC.


Date:  April 11, 2003                     By     ___________________________
                                                  Ho Wing Hung, Director







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